Exhibit 99.1

Higher One Holdings, Inc. Reports Second-Quarter 2010 Financial Results

•	Second quarter revenue increased 116% year-over-year to $26.9 million

•	Completed a $124.2 million IPO on June 22nd

New Haven, CT, August 11, 2010 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One”) today announced financial results for the second quarter of 2010. The technology and payments services provider reported revenue of $26.9 million, up 116% from $12.5 million in the second quarter of 2009. The year-over-year revenue growth was primarily attributable to an increase in the number of OneAccounts, an increase in activity per OneAccount, and the addition of the results of Higher One Payments, Inc. (the Informed Decisions Corp. acquisition), which was acquired in the fourth quarter of 2009.

GAAP net income was $1.8 million, and non-GAAP adjusted net income, which excludes stock-based compensation, stock-based and other customer acquisition expense, and amortization of intangible assets, was $5.1 million. GAAP Diluted EPS was $0.03 cents in the quarter, up from $0.01 in the second quarter of 2009. Non-GAAP adjusted EPS was $0.09, up from $0.03 a year ago. In the second quarter of 2010, non-GAAP adjusted EBITDA was $9.2 million, more than tripling the non-GAAP adjusted EBITDA from the same period last year.

The number of OneAccounts at the end of the second quarter of 2010 totaled 1.2 million, up 82% from approximately 678,000 in the second quarter of 2009. Total enrollment at higher education clients who have purchased the OneDisburse product increased to 2.8 million, up approximately 739,000 from 2.1 million in the second quarter of 2009. Total enrollment at higher education clients who have purchased the CASHNet suite of payment products increased to 2.3 million, up approximately 665,000 from 1.7 million in the year-ago period.

“Our strong second quarter revenue growth is a testament to the effectiveness of the solutions we have built for institutions of higher education as they continue to look for ways to become more efficient,” explained Dean Hatton, President and CEO of Higher One. “That combined with our optional OneAccount offering, a free, FDIC-Insured checking account specifically tailored to the needs of college students, has enabled Higher One to distinguish itself from other providers of refund and payment services.”

Higher One completed a $124.2 million IPO on June 22nd, 2010. The company sold 3.6 million primary shares in the offering, generating net proceeds of $37.8 million. “We were pleased to have been able to complete a deal in such volatile market conditions,” said Mark Volchek, co-founder, Chairman, and CFO of Higher One. “Our second quarter results exemplify the fundamental strengths of the Higher One business model. We have continued to grow our top-line while managing costs, as evidenced by a substantial improvement in our adjusted EBITDA and profit margins versus the second quarter of 2009.”

Cash and cash equivalents totaled $29.9 million at June 30, 2010, compared to $3.3 million at December 31, 2009. The company fully paid down the $10.5 million outstanding on its line of credit over the course of the second quarter.

Higher One issued revenue guidance for the third quarter and full-year 2010 of $35.0 – $37.0 million and $131.0 – $135.0 million, respectively. The company issued GAAP diluted EPS guidance for the third quarter and full-year of 2010 of $0.00 – $0.08 and $0.20 – $0.32, respectively. Noting that GAAP diluted EPS is subject to material and unpredictable impacts from certain non-cash customer acquisition expenses, the company issued third quarter and full-year 2010 non-GAAP adjusted diluted EPS guidance of $0.12 – $0.13 and $0.48 – $0.52, respectively. The company believes that the non-GAAP adjusted diluted EPS measure, which excludes stock-based compensation, stock-based and other customer acquisition expense, and amortization of intangible assets, provides a useful view of more predictable and normalized business trends.

Quarterly Conference Call Information

Higher One will host a conference call at 5 p.m. EDT today to discuss second quarter results. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://ir.higherone.com/. In addition, an archive of the webcast will be available for 90 days through the same link.

About Higher One

Founded in 2000, Higher One is a leading company focused on helping higher education institution business offices manage operations and provide enhanced service to students. Through a full array of services from refunds, payments, electronic billing, payment plans and more, Higher One works closely with colleges and universities to ensure students receive Financial Aid refunds quickly, can pay tuition and bills online, make on-campus and community purchases, and learn the basics of financial management. Higher One provides its services to more than 4.8 million students at distinguished public and private higher education institutions nationwide. More information about Higher One can be found at http://higherone.com.

Forward-Looking Statements

This press release includes forward-looking statements, as defined by the Securities and Exchange Commission. Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from those predicted or implied. These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Information about the factors that could affect future performance can be found in our recent SEC filings.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS. We believe that these non-GAAP measures, which exclude amortization of intangibles, stock based compensation, and certain one-time or non-cash impacts to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations. Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:	Ken Goff, kgoff@higherone.com
Media Relations:	Lisa Giangiulio, lisa.giangiulio@edelman.com

Higher One Holdings, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands of dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Revenue:
Account revenue	$11,248	$20,923	$26,928	$51,363
Payment transaction revenue	2	2,671	6	6,515
Higher education institution revenue	765	2,744	1,913	5,421
Other revenue	449	603	852	1,210

Total revenue	12,464	26,941	29,699	64,509
Cost of revenue	4,751	9,590	9,491	20,827

Gross margin	7,713	17,351	20,208	43,682
Operating expenses:
General and administrative	3,887	7,784	7,565	15,583
Product development	573	793	1,090	1,762
Sales and marketing	2,469	5,516	4,295	9,420

Total operating expenses	6,929	14,093	12,950	26,765

Income from operations	784	3,258	7,258	16,917
Interest income	(1)	(2)	(1)	(3)
Interest expense	120	247	281	476

Net income before income taxes	665	3,013	6,978	16,444
Income tax expense	252	1,183	2,519	6,350

Net income	$413	$1,830	$4,459	$10,094

Net income available to common stockholders:
Basic	$101	$532	$836	$2,520
Participating Securities	312	1,298	3,623	7,574

Diluted	$413	$1,830	$4,459	$10,094

Weighted average shares outstanding:
Basic	9,320,670	14,518,962	8,983,215	12,333,141
Diluted	53,344,374	55,687,536	52,731,700	55,267,583
Net income available to common stockholders per common share:
Basic	$0.01	$0.04	$0.09	$0.20
Diluted	$0.01	$0.03	$0.08	$0.18

Higher One Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands of dollars, except share and per share amounts)

	December 31, 2009	June 30, 2010
Assets
Current assets:
Cash and cash equivalents	$3,339	$29,868
Restricted cash	—	8,250
Accounts receivable	2,359	4,210
Income receivable	3,337	3,469
Deferred costs	33	43
Deferred tax asset	477	472
Prepaid expenses and other current assets	2,468	5,992

Total current assets	12,013	52,304

Deferred costs	5,332	5,349
Fixed assets, net	4,221	5,989
Intangible assets, net	21,526	19,991
Goodwill	15,058	15,070
Other assets	545	1,081

Total assets	$58,695	$99,784

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,800	$5,442
Accrued expenses	8,695	9,250
Current portion of capital lease obligations	7	2
Current portion of line of credit	18,000	—
Acquisition payable	9,640	8,131
Deferred revenue	5,258	8,453

Total current liabilities	44,400	31,278

Deferred revenue	1,428	1,750
Deferred tax liability	5,761	3,402

Total liabilities	51,589	36,430

Commitments and contingencies (Note 13)
Stockholders’ equity:
Convertible preferred stock, $.001 par value; 20,000,000 shares authorized; 12,975,169 shares issued and outstanding at December 31, 2009; no shares issued or outstanding at June 30, 2010 (liquidation preference of $54,148 for December 31, 2009, no liquidation preference for June 30, 2010)	80,954	—
Common stock, $.001 par value; 200,000,000 shares authorized; 12,276,765 and 55,639,587 shares issued and outstanding at December 31, 2009 and June 30, 2010, respectively;	12	56
Additional paid-in capital	4,624	131,688
Accumulated deficit, net of 2008 $93,928 of stock tender transaction	(78,484)	(68,390)

Total stockholders’ equity	7,106	63,354

Total liabilities and stockholders’ equity	$58,695	$99,784

Higher One Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands of dollars)

	Six Months Ended June 30,
	2009	2010
Cash flows from operating activities
Net income	$4,459	$10,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,254	3,373
Amortization of deferred finance costs	44	102
Non-cash interest expense	—	240
Stock-based customer acquisition expense	1,669	4,866
Stock-based compensation	622	1,541
Deferred income taxes	(494)	(2,354)
Changes in operating assets and liabilities:
Accounts receivable	64	(1,851)
Income receivable	(1,252)	(132)
Deferred costs	(632)	(1,321)
Prepaid expenses and other current assets	(889)	(3,524)
Other assets	(5)	(532)
Accounts payable	(704)	2,642
Accrued expenses	361	555
Deferred revenue	(32)	3,495

Net cash provided by operating activities	4,465	17,194

Cash flows from investing activities
Purchases of fixed assets, net of disposals	(516)	(2,415)
Acquisition of Informed Decisions Corporation, net of cash acquired	—	9
Payment of acquisition payable	—	(1,750)
Payment to escrow agent	—	(8,250)

Net cash used in investing activities	(516)	(12,406)

Cash flows from financing activities
Repayment of capital lease obligations	(19)	(6)
Proceeds from line of credit	3,000	4,000
Repayment of line of credit	(6,150)	(22,000)
Proceeds from issuance of common stock, net of issuance costs	495	37,756
Tax benefit related to options	—	1,598
Proceeds from exercise of stock options, net of repurchases	44	393

Net cash (used in) provided by financing activities	(2,630)	21,741

Net change in cash and cash equivalents	1,319	26,529
Cash and cash equivalents at beginning of period	1,488	3,339

Cash and cash equivalents at end of period	$2,807	$29,868

Supplemental information:
Cash paid for interest	$433	$148
Income taxes paid	$3,555	$9,171

Higher One Holdings, Inc.

Unaudited Supplemental Operating Data

(in thousands)

	Three Months Ended
	June 30, 2009	Sept 30, 2009	Dec 31, 2009	March 31, 2010	June 30, 2010
OneDisburse SSE (1)	2,094	2,213	2,331	2,663	2,833
y/y growth	—	—	—	46%	35%
CASHNet Suite SSE (2)	1,650	1,765	1,949	2,202	2,315
y/y growth	—	—	—	43%	40%
Ending OneAccounts (3)	678	925	1,004	1,207	1,235
y/y growth	—	—	—	84%	82%

(1)	OneDisburse SSE is defined as the number of students enrolled at institutions that have signed contracts to use the OneDisburse product by the end of a given period
(2)	CASHNet Suite SSE is defined as the number of students enrolled at institutions that have signed contracts to use one or more CASHNet Suite of Payment Products by the end of a given period, fully reflecting the number of clients prior to the acquisition of Informed Decisions Corp.
(3)	Ending OneAccounts is defined as the number of open accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Net income	$413	$1,830	$4,459	$10,094
Interest income	(1)	(2)	(1)	(3)
Interest expense	120	247	281	476
Income tax expense	252	1,183	2,519	6,350
Depreciation and amortization	684	1,747	1,254	3,373

EBITDA	1,468	5,005	8,512	20,290
Stock-based and other customer acquisition expense	1,050	3,508	1,669	5,309
Stock-based compensation expense	329	692	622	1,541
Milestone bonus	150	—	300	—

Adjusted EBITDA	$2,997	$9,205	$11,103	$27,140

Revenues	$12,464	$26,941	$29,699	$64,509
Net Income Margin	3.3%	6.8%	15.0%	15.6%
Adjusted EBITDA Margin	24.0%	34.2%	37.4%	42.1%

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and

Adjusted Diluted EPS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Net income	$413	$1,830	$4,459	$10,094
Stock-based and other customer acquisition expense	1,050	3,508	1,669	5,309
Stock-based compensation expense - ISO	140	373	252	810
Stock-based compensation expense - NQO	189	319	370	731
Milestone bonus expense	150	—	300	—
Amortization of intangibles	143	768	219	1,535
Amortization of finance costs	22	51	44	102

Total pre-tax adjustments	1,694	5,019	2,854	8,487
Tax rate	35.90%	38.70%	35.90%	38.60%
Tax adjustment	558	1,796	934	2,963

Adjusted net income	$1,549	$5,053	$6,379	$15,618

Diluted average weighted shares outstanding	53,344	55,688	52,732	55,268
Diluted EPS	$0.01	$0.03	$0.08	$0.18
Adjusted Diluted EPS	$0.03	$0.09	$0.12	$0.28
Revenues	$12,464	$26,941	$29,699	$64,509
Net Income Margin	3.3%	6.8%	15.0%	15.6%
Adjusted Net Income Margin	12.4%	18.8%	21.5%	24.2%

Higher One Holdings, Inc.

Business Outlook

Three Months Ending September 30, 2010
	GAAP	Non-GAAP (a)
Revenues (in millions)	$35.0 - $37.0	$35.0 - $37.0
Diluted EPS	$0.00 - $0.08	$0.12 - $0.13

(a)	Estimated Non-GAAP amounts above for the three months ending September 30, 2010, reflect the estimated quarterly adjustments that exclude (i) the amortization of intangibles and finance costs of approximately $500,000, (ii) stock-based compensation expense of approximately $550,000, and (iii) stock-based and other customer acquisition expense of approximately $2.0 million to $6.0 million.

Stock-based and other customer acquisition expense primarily relates to our acquisition of EduCard in 2008 and IDC in 2009, in connection with which we issued restricted stock. We calculate the stock-based and other customer acquisition expense based on the undergraduate enrollment at higher education clients acquired relating to the acquisition, and the market value of our common stock at the time the client is acquired. It is difficult to predict with any degree of certainty either the number of new higher education clients we will acquire, the timing of future customer acquisitions, or the market value of our common stock at any time, resulting in a wide range of expected expense.

Twelve Months Ending December 31, 2010
	GAAP	Non-GAAP (b)
Revenues (in millions)	$131.0 - $135.0	$131.0 - $135.0
Diluted EPS	$0.20 - $0.32	$0.48 - $0.52

(b)	Estimated Non-GAAP amounts above for the twelve months ending December 31, 2010, reflect the estimated annual adjustments, net of tax, that exclude the amortization of intangibles and finance costs of approximately $2.0 million, stock-based compensation expense of approximately $2.5 million, and stock-based and other customer acquisition expense of approximately $7.0 million to $12.0 million.

Stock-based and other customer acquisition expense primarily relates to our acquisition of EduCard in 2008 and IDC in 2009, in connection with which we issued restricted stock. We calculate the stock-based and other customer acquisition expense based on the undergraduate enrollment at higher education clients acquired relating to the acquisition, and the market value of our common stock at the time the client is acquired. It is difficult to predict with any degree of certainty either the number of new higher education clients we will acquire, the timing of future customer acquisitions, or the market value of our common stock at any time, resulting in a wide range of expected expense.